Exhibit 99.3
AVAGO TECHNOLOGIES FINANCE PTE. LTD.
OFFER TO EXCHANGE
$500,000,000 PRINCIPAL AMOUNT OF ITS 10-1/8% SENIOR NOTES DUE
2013, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(“THE SECURITIES ACT”), FOR ANY AND ALL OF ITS OUTSTANDING 10-1/8% SENIOR NOTES DUE 2013
AND
OFFER TO EXCHANGE
$250,000,000 PRINCIPAL AMOUNT OF ITS SENIOR FLOATING RATE NOTES DUE
2013, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF
ITS OUTSTANDING SENIOR FLOATING RATE NOTES DUE 2013
AND
OFFER TO EXCHANGE
$250,000,000 PRINCIPAL AMOUNT OF ITS 11-7/8% SENIOR SUBORDINATED NOTES DUE 2015,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF ITS
OUTSTANDING 11-7/8% SENIOR SUBORDINATED NOTES DUE 2015
, 2006
To Our Clients:
          Enclosed for your consideration are a Prospectus, dated       , 2006 (as the same may be amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”) relating to the offers (the “Exchange Offers”) by Avago Technologies Finance Pte. Ltd., a Singapore private limited company (the “Company”), Avago Technologies U.S. Inc., a Delaware corporation (“Avago U.S.”), and Avago Technologies Wireless (U.S.A.) Manufacturing Inc., a Delaware corporation (together with Avago U.S., the “Subsidiary Co-Issuers”), and certain of the Company’s subsidiaries (each, a “Guarantor” and collectively, the “Guarantors”) to exchange (a) an aggregate principal amount of up to $500,000,000 of their 10-1/8% Senior Notes due 2013 which have been registered under the Securities Act (the “Exchange Fixed Rate Senior Notes”), for any and all of their outstanding 10-1/8% Senior Notes due 2013 (the “Outstanding Fixed Rate Senior Notes”), (b) an aggregate principal amount of up to $250,000,000 of their Senior Floating Rate Notes due 2013 which have been registered under the Securities Act (the “Exchange Floating Rate Senior Notes” and, together with the Exchange Fixed Rate Senior Notes, the “Exchange Senior Notes”), for any and all of their outstanding Senior Floating Rate Notes due 2013 (the “Outstanding Floating Rate Senior Notes” and, together with the Outstanding Fixed Rate Senior Notes, the “Outstanding Senior Notes”) and (c) an aggregate principal amount of up to $250,000,000 of their 11-7/8% Senior Subordinated Notes due 2015 which have been registered under the Securities Act (the “Exchange Senior Subordinated Notes” and, together with the Exchange Senior Notes, the “Exchange Notes”), for any and all of their outstanding 11-7/8% Senior Subordinated Notes due 2015 (the “Outstanding Senior Subordinated Notes” and, together with the Outstanding Senior Notes, the “Outstanding Notes”) in integral multiples of $1,000, with a minimum permitted tender of $2,000, upon the terms and subject to the conditions of the enclosed Prospectus and related Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offers, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and enclosed Letter of Transmittal. The Outstanding Notes are unconditionally guaranteed (the “Old Guarantees”) by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offers in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offers. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offers” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Old Guarantees. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offers is subject to certain conditions described in the Prospectus.
          PLEASE NOTE THAT THE EXCHANGE OFFERS WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON       , 2006 (THE “EXPIRATION DATE”), UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFERS.
          The enclosed materials are being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Outstanding Notes in the Exchange Offers.
          Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your outstanding notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.
          The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.
          If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER
          The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus and Letter of Transmittal, relating to the Exchange Offers made by the Company, the Subsidiary Co-Issuers and the Guarantors to exchange (a) an aggregate principal amount of up to $500,000,000 of their Exchange Fixed Rate Senior Notes for any and all of their Outstanding Fixed Rate Senior Notes, (b) an aggregate principal amount of up to $250,000,000 of their Exchange Floating Rate Senior Notes for any and all of their Outstanding Floating Rate Senior Notes and (c) an aggregate principal amount of up to $250,000,000 of their Exchange Senior Subordinated Notes for any and all of their Outstanding Senior Subordinated Notes, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.
          This will instruct you, the registered holder, to tender the principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.
          The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):
          $                           of 10-1/8% Senior Notes due 2013.
          With respect to the applicable exchange offer, the undersigned hereby instructs you (check appropriate box):
☐	To TENDER ALL of the outstanding 10-1/8% Senior Notes due 2013 held by you for the account of the undersigned.

☐	To TENDER the following outstanding 10-1/8% Senior Notes due 2013 held by you for the account of the undersigned (insert principal amount of outstanding 10-1/8% Senior Notes due 2013 to be tendered, if any):

$ of 10-1/8% Senior Notes due 2013.

☐	NOT to TENDER any outstanding 10-1/8% Senior Notes due 2013 held by you for the account of the undersigned.

$ of Senior Floating Rate Notes due 2013.
          With respect to the applicable exchange offer, the undersigned hereby instructs you (check appropriate box):
☐	To TENDER ALL of the outstanding Senior Floating Rate Notes due 2013 held by you for the account of the undersigned.

☐	To TENDER the following outstanding Senior Floating Rate Notes due 2013 held by you for the account of the undersigned (insert principal amount of outstanding Senior Floating Rate Notes due 2013 to be tendered, if any):

$ of Senior Floating Rate Notes due 2013.

☐	NOT to TENDER any outstanding Senior Floating Rate Notes due 2013 held by you for the account of the undersigned.

          $            of 11-7/8% Senior Subordinated Notes due 2015.
          With respect to the applicable exchange offer, the undersigned hereby instructs you (check appropriate box):
☐	To TENDER ALL of the outstanding 11-7/8% Senior Subordinated Notes due 2015 held by you for the account of the undersigned.

☐	To TENDER the following outstanding 11-7/8% Senior Subordinated Notes due 2015 held by you for the account of the undersigned (insert principal amount of outstanding 11-7/8% Senior Subordinated Notes due 2015 to be tendered, if any):

$ of 11-7/8% Senior Subordinated Notes due 2015.

☐	NOT to TENDER any outstanding 11-7/8% Senior Subordinated Notes due 2015 held by you for the account of the undersigned.
          If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company, the Subsidiary Co-Issuers or the Guarantors, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Outstanding Notes acquired for its own account directly from the Company. If a holder of the Outstanding Notes is an affiliate of the Company, the Subsidiary Co-Issuers or the Guarantors, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offers, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.
SIGN HERE

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